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                                 EXHIBIT 23-1
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                                                                    EXHIBIT 23-1

                         CARL KARCHER ENTERPRISES, INC.

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Carl Karcher Enterprises, Inc.

     We consent to incorporation by reference in the Registration Statement (No. 2-86142) on Form S-8 of Carl Karcher Enterprises, Inc. of our reports dated March 21, 1994, relating to the balance sheets of Carl Karcher Enterprises, Inc. as of January 31, 1994 and 1993 and the related statements of operations, shareholders' equity and cash flows and related financial statement schedules for each of the years in the three-year period ended January 31, 1994, which reports appear in the January 31, 1994 Annual Report on Form 10-K of Carl Karcher Enterprises, Inc. Our reports on the financial statements refer to a change in the method used to discount the workers' compensation reserve in fiscal 1994 and the adoption of a new method of accounting for income taxes in fiscal 1993.

                                          KPMG Peat Marwick

Orange County, California
April 29, 1994